Schedule A: Acquiring Funds

Amended: May 27, 2025

Registrant: Columbia Funds Series Trust

Series: Columbia Overseas Value Fund

Columbia Small Cap Index Fund

Registrant: Columbia Funds Series Trust I

Series: Columbia Balanced Fund

Columbia Pyrford International Stock Fund

Multi-Manager Alternative Strategies Fund

Multi-Manager Directional Alternative Strategies Fund

Multi-Manager Growth Strategies Fund

Multi-Manager International Equity Strategies Fund

Multi-Manager Small Cap Equity Strategies Fund

Multi-Manager Total Return Bond Strategies Fund

Multi-Manager Large Cap Growth Strategies Fund

Registrant: Columbia Funds Series Trust II

Series: Columbia Strategic Municipal Income Fund

Columbia High Yield Bond Fund

Columbia Global Opportunities Fund

Columbia Overseas Core Fund

Columbia Global Value Fund

Multi-Manager Value Strategies Fund

Registrant: Columbia Funds Variable Series Trust II

Series: Columbia Variable Portfolio – Overseas Core Fund

Columbia Variable Portfolio – Managed Volatility Moderate Growth Fund

Columbia Variable Portfolio – Balanced Fund

CTIVP - American Century Diversified Bond Fund

CTIVP - BlackRock Global Inflation Protected Securities Fund

CTIVP - CenterSquare Real Estate Fund

CTIVP – Wellington Large Cap Value Fund

CTIVP - Principal Large Cap Growth Fund

CTIVP - T. Rowe Price Large Cap Value Fund

CTIVP - TCW Core Plus Bond Fund

CTIVP - Victory Sycamore Established Value Fund

CTIVP - Westfield Mid Cap Growth Fund

CTIVP - Westfield Select Large Cap Growth Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio - Partners Core Bond Fund

Variable Portfolio - Partners Core Equity Fund

Variable Portfolio - Partners International Core Equity Fund

Variable Portfolio - Partners International Growth Fund

Variable Portfolio - Partners International Value Fund

Variable Portfolio - Partners Small Cap Growth Fund

Variable Portfolio - Partners Small Cap Value Fund

Registrant: Columbia Funds Variable Insurance Trust

Series: Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund

Columbia Variable Portfolio – Managed Volatility Growth Fund

Columbia Variable Portfolio – Managed Volatility Conservative Fund

Columbia Variable Portfolio – U.S. Flexible Growth Fund

Columbia Variable Portfolio – U.S. Flexible Moderate Growth Fund

Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund

Columbia Variable Portfolio – Managed Risk Fund

Columbia Variable Portfolio – Managed Risk U.S. Fund

Schedule B: Acquired Funds

Exchange-Traded Funds:

BlackRock ETF Trust

All Series

BlackRock ETF Trust II

All Series

iShares Trust

All Series

iShares, Inc.

All Series

iShares U.S. ETF Trust

All Series

This Schedule B is amended to exclude any Acquired Fund that is at the time included on the list of funds that are not permissible as Acquired Funds (the “Ineligible Funds”) and is supplemented to include Acquired Funds that are subject to certain additional terms of investment as set forth in the Agreement (the “Enumerated Funds”), along with related requirements (the “12d1-4 List”), all such additional terms and requirements being deemed incorporated by reference into the Agreement, which is maintained at
https://www.ishares.com/us/literature/shareholder-letters/blackrock-12d1-4-list.pdf, as such site is amended, supplemented or revised and in effect from time to time.

Schedule C: Notice for Acquiring Funds

Dan Beckman

c/o Columbia Threadneedle Investments

290 Congress St.

Boston, MA 02210

Email: dan.beckman@columbiathreadneedle.com

With a copy to:

Ryan Larrenaga

c/o Columbia Threadneedle Investments

290 Congress St.

Boston, MA 02210

Email: ryan.c.larrenaga@columbiathreadneedle.com